UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2024

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39608	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 East Park Blvd, Suite 1200 Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

(888) 637-7770

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	INTZ	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 22, 2024, Intrusion Inc., a Delaware corporation (the “Company”), entered into private placement subscription agreements (“Subscription Agreements”) with the purchasers named therein (the “Purchasers”) (the “Offering”) pursuant to which the Company agreed to sell an aggregate of 1,348,569 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), together with accompanying common stock purchase warrants (the “Common Stock Purchase Warrants”) to purchase 2,697,138 shares of Common Stock, at a purchase price of $1.95 per share (or common stock equivalent) and two accompanying Common Stock Purchase Warrants, for gross proceeds to the Company of approximately $2.6 million, before deducting fees and other estimated offering expenses payable by the Company.

The Common Stock Purchase Warrants will be exercisable at any time following the date of issuance, expire five years following the date of issuance, and have an exercise price of $1.70 per share.

None of the shares of Common Stock and shares underlying the Common Stock Purchase Warrants have been registered under the Securities Act of 1933, as amended and do not carry registration rights.

The foregoing descriptions of the Subscription Agreements and the Common Stock Purchase Warrants are not complete and are qualified in their entirety by references to the full text of the Term Sheet and the forms of Subscription Agreement and Common Stock Purchase Warrants attached thereto, which are attached as exhibits to this report and are incorporated by reference herein.

Item 8.01. Other Events.

Offering Press Releases

On April 22, 2024, the Company issued a press release announcing the Offering. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

 Nasdaq Stockholders’ Equity Requirement

As previously disclosed, on February 8, 2024, the Company received written notice that the Nasdaq Hearings Panel had granted the Company’s request for extension in which to regain compliance with Listing Rule 5550(b)(1) (the”Equity Standard”) until April 23, 2024.

As a result of the Offering, as of the date of this Current Report on Form 8-K, along with proceeds received from the warrant exercise inducement letters issued by the Company and certain exchanges with Streeterville Capital, LLC, these transactions having been previously disclosed on March 15, 2024 and April 1, 2024, respectively, the Company believes it has stockholders’ equity above the $2.5 million requirement and is awaiting a compliance determination from Nasdaq. In addition, on April 22, 2024, the Company provided an update to the Panel on how it plans to maintain long-term compliance with the Equity Rule. This plan is under Nasdaq review. Until Nasdaq has reached a final determination that the Company has regained compliance with all of the applicable continued listing requirements, there can be no assurances regarding the continued listing of the Company’s common stock on the Nasdaq Capital Market and the Company could be subject to delisting.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit
No.	Description
99.1	Term Sheet, dated April 22, 2024
99.2	Press Release issued by Intrusion Inc. on April 22, 2024
104.1	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Intrusion, Inc.

Dated: April 22, 2024	By:	/s/ Kimberly Pinson
Kimberly Pinson
Chief Financial Officer

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